Exhibit 99.1
20425 Seneca Meadows Parkway
Germantown, MD 20876
Lord James Blyth Appointed Vice Chairman of MiddleBrook
GERMANTOWN, Md. – Oct. 17, 2008 – MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that Lord Blyth of Rowington has been appointed vice chairman of the board of directors effective Oct. 17, 2008. Lord Blyth has also been retained as a consultant. In this capacity he will provide strategic guidance in late-stage development and commercialization tactics.
Commenting on the appointment, MiddleBrook Chairman R. Gordon Douglas said, “The board is delighted that James has assumed the vice chairman role at MiddleBrook. His vast business experience will be invaluable as we build the company into a commercial enterprise and work to create shareholder value.”
John Thievon, president and CEO, said, “I am extremely pleased to have James join our board of directors as vice chairman, and I look forward to working with him to ensure the future success of MiddleBrook.”
Lord Blyth said, “It is an honor to join MiddleBrook’s board of directors at this pivotal stage of the company’s development. I am excited to work with my fellow directors and the company’s management team to build upon MiddleBrook’s strong development foundation and help transform the company into a commercial success.”
Lord Blyth recently retired from his role as chairman of Diageo plc, which he held since July 2000. Previously, he served as a non-executive director at Diageo plc since January 1999. He was formerly chief executive and then chairman of The Boots Company PLC. Lord Blyth has held several leadership roles, including chief executive of the Plessey Company and head of defense sales at the United Kingdom Ministry of Defense. He is also a non-executive director of Anixter Inc. in the U.S. and a senior adviser to Greenhill & Co Inc., where he was previously a vice chairman.
ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in pulses are killed more efficiently than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS®. The Company currently markets the KEFLEX® brand of cephalexin and has received regulatory approval for MOXATAG™ – the first and only once-daily amoxicillin product approved for marketing in the U.S. For more on MiddleBrook, please visit www.middlebrookpharma.com.
This announcement contains forward-looking statements, within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, that involve risks and uncertainties. In some cases, forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. All of these forward-looking statements are based on information available to us at this time, and we assume no obligation to update any of these statements. Actual results could differ from those projected in these forward-looking statements as a result of many factors, including those identified in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended Dec. 31, 2007. We urge you to review and consider the various disclosures made by us from time to time in our filings with the Securities and Exchange Commission, that attempt to advise you of the risks and factors that may affect our future results.
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Investor/Media Contact: Faith Pomeroy-Ward (301) 944-6585
Source: MiddleBrook Pharmaceuticals, Inc.